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                                                                    EXHIBIT 23.3

                                                              September 23, 1998






Board of Directors
Griffith Micro Science International, Inc. (the "Company")


         Reference is made to the Company's registration statement on Form S-1 (No. 333-60153). The undersigned consents to being named in such registration statement as a nominee for election as a member of the Board of Directors of the Company and for appointment to the committees of the Board identified therein, such election and appointments to occur immediately following completion of the public offering of the shares of the Company covered by such registration statement. The undersigned also consents to the filing by the Company of this consent with such registration statement.



                                                     /s/ John G. Kringel
                                               ------------------------------
                                                        John G. Kringel